POWER OF ATTORNEY

 I, Randy K. Ferrell, do hereby constitute and

appoint Christine E. Headly, Sylvia P. Zalewski-Downs,

Valerie L. Barlowe, and Scott H. Richter, my true and

lawful attorneys-in-fact, any of whom acting singly is

hereby authorized, for me and in my name and on my

behalf as a director, officer and/or shareholder of

Fauquier Bankshares, Inc., to (i) prepare, execute in

my name and on my behalf, and submit to the U.S.

Securities and Exchange Commission (the SEC) a Form

ID, including any necessary amendments thereto, and

any other documents necessary or appropriate to obtain

codes and passwords enabling me to make electronic

filings with the SEC of reports required by Section

16(a) of the Securities Exchange Act of 1934 or any

rule or regulation of the SEC in respect thereof; and

(ii) prepare, execute and file any and all forms,

instruments or documents, including any necessary

amendments thereto, as such attorneys or attorney

deems necessary or advisable to enable me to comply

with Section 16 of the Securities Exchange Act of 1934

or any rule or regulation of the SEC in respect

thereof.

 I do hereby ratify and confirm all acts my said

attorney shall do or cause to be done by virtue

hereof.  I acknowledge that the foregoing attorneys-

in-fact, serving in such capacity at my request, are

not assuming, nor is Fauquier Bankshares, Inc.

assuming, any of my responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

 This power of attorney shall remain in full

force and effect until it is revoked by the

undersigned in a signed writing delivered to each such

attorney-in-fact or the undersigned is no longer

required to comply with Section 16, whichever occurs

first.

 WITNESS the execution here of this 21st day of

August, 2008.

/s/ Randy K. Ferrell